Consent of Independent Certified Public Accountants

     We have issued our report dated August 15, 2003 accompanying the financial statements of Van Kampen American Capital Equity Opportunity Trust, Series 36 as of June 30, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP



Chicago, Illinois
October 27, 2003